SECURITIES AND EXCHANGE COMMISSION
                            AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: July 26, 2004
                                  -----------
                       (Date of earliest event reported)


                              DATAMEG CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)

NEW YORK                         000-12493                13-3134389
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(State or Other           (Commission File Number)       (IRS Employer
Jurisdiction of                                         Identification No.)
Corporation)


            9 West Broadway, Boston. MA                      02121
        --------------------------------------                -----
      (Address of principal executive offices)              (Zip Code)



                  Registrant's telephone number (617) 451-3870


                                        N/A
                      ------------------------------------
        (Former name and former address, if changed since last report.)



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Item 9: Regulation FD Disclosure:

July 26, 2004


Datameg Corporation 's (OTCBB: DTMG) wholly owned subsidiary, North Electric Company, Inc. (NECI), received a purchase order for NECI's NAS-6131 Network Assurance System from Time Warner Cable, Raleigh Division. (TWC-RD). This initial Purchase Order provides for NECI's NAS-6131 System to be deployed at five (5) TWC-RD network sites within the TWC-RD North and South Carolina region.

The aggregate revenue earned from this Purchase Order, when recognized in accordance with generally accepted accounting principles, is $ 200,800. Datameg expects to recognize revenue after TWC-RD successfully completes their evaluation of the NECI NAS-6131 System. The list price dollar amounts shown on this purchase order are due and payable in full 90 days after the delivery of the equipment ("the Payment Date") unless before the Payment Date the customer notifies North Electric Company, Inc. ("NECI") in writing that the Customer is returning the equipment to NECI and actually returns the equipment within ten
(10) business days after the notice date. These list price dollar amounts may be subject to a negotiated discount anytime within this 90-day period. The items of equipment subject to purchase are also subject to decisions by the Customers about NECI continuing to operate the NAS-6131 within the TWC network, for a monthly fee, and report Quality of Service (QoS) to the Customer.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAMEG CORP. (Registrant)

Date: July 26, 2004

By: /s/ Andrew Benson
 ----------------------------
Andrew Benson
President and Sole Director
(Principal executive and principal financial officer)